UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2022

Bioventus Inc.

(Exact name of registrant as specified in charter)

Delaware	001-37844	81-0980861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4721 Emperor Boulevard, Suite 100

Durham, North Carolina 27703

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (919) 474-6700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common Stock, $0.001 par value per share	BVS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2022, John E. Nosenzo, Chief Commercial Officer of Bioventus Inc. (the “Company”), and the Company agreed on a transition plan providing for Mr. Nosenzo’s retirement from the Company, effective October 1, 2022. In connection with Mr. Nosenzo’s retirement, the Company has decided not to replace the Chief Commercial Officer role. Instead, Mr. Nosenzo’s current sales management responsibilities will transition to three of his direct reports, each of whom will be promoted in recognition of their enhanced responsibilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOVENTUS INC.

Date: June 29, 2022	By:	/s/ Anthony D’Adamio
Anthony D’Adamio
Senior Vice President and General Counsel